Exhibit 99.1

March 24, 2014

BRIDGFORD FOODS CORPORATION (NASDAQ BRID) ANNOUNCES DIRECTOR RESIGNATION

Anaheim, California - Bridgford Foods Corporation (Nasdaq: BRID) today announced that Allan Bridgford Jr. resigned as a member of the Board of Directors of Bridgford Foods Corporation. The resignation was not the result of a disagreement with management regarding operations, policies or practices of the Company.

The Registrant intends to begin a search for a new member of the Board of Directors as soon as practicable.

CONTACT:  Bridgford Foods Corporation

                       R. Lancy, 714/526-5533